UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 6, 2025

MacKenzie Realty Capital, Inc.
(Exact Name of Registrant as Specified in Its Charter)

000-55006
(Commission File Number)

Maryland	45-4355424
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

89 Davis Road, Suite 100
Orinda, California 94563
(Address of principal executive offices, including zip code)

(925) 631-9100
(Registrant’s telephone number, including area code)

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 per value	MKZR	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.
Main Street West Refinancing

Effective June 6, 2025, MacKenzie Realty Capital, Inc. (Nasdaq: MKZR; the “Company”) refinanced the loan it had with First Northern Bank of Dixon (the “Prior Lender”) for the indebtedness secured by the Company’s Main Street West office building property (the “Property”) that was in maturity default and subject to a Forbearance Agreement as previously disclosed.  The loan from the Prior Lender was paid off on June 6, 2025, with a new loan from Evertrust Bank (“New Loan”).

The material terms of New Loan are as follows:

•	The principal amount of the loan is $9.5 million.
•	The interest rate is equal to The Wall Street Journal Prime Rate, currently 7.5% annually, with a 6.5% floor.
•	The loan matures on May 30, 2028, with amortization based upon a 30-year repayment schedule.
•	The loan is guaranteed by the Company.
•	The Company set up a subsidiary called Innovate Napa, LLC to master lease 36.2% of the Property’s rentable square feet, capitalized with $500,000.

The foregoing description of the New Loan and the related agreements is only a summary and does not purport to be complete and is qualified in its entirety by reference to the New Loan, a copy of which will be filed as an exhibit no later than the filing of the Form 10-K for the year ending June 30, 2025.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information required by Item 2.03 is included in Item 1.01 above and is incorporated by reference herein.

Item 7.01 Regulation FD Disclosure.
On June 11, 2025, the Company issued a press release announcing the refinancing described above.  A copy of that press release is furnished as Exhibit 99.1 hereto.
In accordance with General Instruction B.2 of Form 8-K, the information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.
Furthermore, the information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be incorporated by reference into any filing or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing or document.
The furnishing of the attached press release is not an admission as to the materiality of any information therein. The information contained in the press release is summary information that is intended to be considered in the context of more complete information included in our filings with the U.S. Securities and Exchange Commission (the “SEC”) and other public announcements that we have made and may make from time to time by press release or otherwise. We undertake no duty or obligation to update or revise the information contained in this press release, although we may do so from time to time as our management believes is appropriate. Any such updating may be made through the filing of other reports or documents with the SEC, through press releases or through other public disclosures.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press Release issued June 11, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MACKENZIE REALTY CAPITAL, INC.
(Registrant)

Date: June 11, 2025	By:	/s/ Robert Dixon
Robert Dixon
President